ASC 606 Investor Deck Exhibit 99.4

Zendesk Adoption Bacground Adoption date 1/1/18 Full retrospective adoption (FY16 and FY17 restated)ADOPTION BACKGROUND

● Minimal impact ● Substantially all of our revenue is from subscription services ● Revenue recognition for subscription services is largely unchanged under ASC 606 ● Capitalization of deferred commissions and related overhead results in ~1-2% margin benefit Impact to Zendesk Revenue Impact Margin Impact

Revenue Impact - Annual ASC605 ASC606 $312.0 $312.8 YoY Growth - 37.5% YoY Growth - 38.0% ASC605 ASC606 $430.5 $430.2 FY 2016 FY 2017 Total Revenue ($MM)

Revenue Impact $000s FY16 Q1'17 Q2'17 Q3'17 Q4'17 FY17 REVENUE ASC 605 - Reported 311,999 93,007 101,273 112,786 123,426 430,492 ASC 606 - Restated 312,844 93,888 102,096 112,265 121,916 430,165 Impact 845 881 823 (521) (1,510) (327)

GAAP Margin Impact - Annual GAAP Operating Expenses ($MM) ASC605 ASC606 $322.4 $317.1 ASC605 ASC606 $417.7 $408.9 (33.4%) (31.4%) (26.6%) (24.7%) GAAP Operating Margin (%) FY2016 FY2017

GAAP Margin Impact $000s FY16 Q1'17 Q2'17 Q3'17 Q4'17 FY17 GAAP Operating Loss ASC 605 - Reported GAAP Operating Expense 322,425 92,074 101,114 107,534 116,991 417,713 GAAP Operating Margin $ (104,326) (27,174) (30,504) (28,441) (28,523) (114,643) GAAP Operating Margin % -33.4% -29.2% -30.1% -25.2% -23.1% -26.6% ASC 606 - Restated GAAP Operating Expense 317,091 91,042 98,898 105,139 113,810 408,889 GAAP Operating Margin $ (98,147) (25,261) (27,465) (26,567) (26,852) (106,146) GAAP Operating Margin % -31.4% -26.9% -26.9% -23.7% -22.0% -24.7% Impact GAAP Operating Expense (5,334) (1,032) (2,216) (2,395) (3,181) (8,824) GAAP Operating Margin $ 6,179 1,913 3,039 1,874 1,671 8,497 GAAP Operating Margin % 2.0% 2.3% 3.2% 1.5% 1.1% 1.9%

Non-GAAP Margin Impact - Annual Non-GAAP Operating Expenses ($MM) ASC605 ASC606 $251.8 $246.8 ASC605 ASC606 $334.7 $326.4 (6.8%) (4.9%) (4.0%) (2.1%)Non-GAAP Operating Margin (%) FY2016 FY2017

Non-GAAP Margin Impact $000s FY16 Q1'17 Q2'17 Q3'17 Q4'17 FY17 Non-GAAP Operating Loss ASC 605 - Reported Non-GAAP Operating Expense 251,786 73,678 80,453 86,190 94,409 334,731 Non-GAAP Operating Margin $ (21,076) (5,245) (6,187) (3,264) (2,411) (17,108) Non-GAAP Operating Margin % -6.8% -5.6% -6.1% -2.9% -2.0% -4.0% ASC 606 - Restated Non-GAAP Operating Expense 246,802 72,755 78,366 83,938 91,344 326,404 Non-GAAP Operating Margin $ (15,247) (3,441) (3,277) (1,533) (856) (9,108) Non-GAAP Operating Margin % -4.9% -3.7% -3.2% -1.4% -0.7% -2.1% Impact Non-GAAP Operating Expense (4,984) (923) (2,087) (2,252) (3,065) (8,327) Non-GAAP Operating Margin $ 5,829 1,804 2,910 1,731 1,555 8,000 Non-GAAP Operating Margin % 1.9% 1.9% 2.9% 1.5% 1.3% 1.9%

Selected Balance Sheet Impact $000s FY16 FY17 ASC 605 ASC 606 Pre-FY16 Impact FY16 Impact ASC 605 ASC 606 Impact Assets Deferred costs 0 11,285 6,077 5,208 0 15,771 15,771 Deferred costs, noncurrent 0 11,057 2,809 8,248 0 15,395 15,395 Total 0 22,342 8,886 13,456 0 31,166 31,166 Liabilities Deferred revenue 124,533 122,829 118 (1,822) 175,737 174,360 (1,377)

No Cash Flow Impact ASC605 ASC606 $24.5 $24.5 FY 2016 ASC605 ASC606 $42.1 $42.1 FY 2017 Operating Cash Flow ($MM)

Financial Statements with 606 Adjustments

Consolidated Balance Sheets – FY17 Quarterly

Consolidated Statements of Operations – FY17 & FY16

Consolidated Statements of Operations – FY17 Quarterly

Consolidated Statements of Cash Flows – FY17 & FY16

Consolidated Statements of Cash Flows – FY17 Quarterly

Non-GAAP Reconciliation Tables

Non-GAAP Reconciliations – FY17 & FY16

Non-GAAP Reconciliations - FY17